EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 8 to Registration Statement (Form S-11 No. 333-113890) and related Prospectus of Aames Investment Corporation for the registration of its common stock.

We consent to the use of our report dated August 31, 2004 with respect to the financial statements of Aames Investment Corporation for the period from February 27, 2004 through June 30, 2004 included in the Registration Statement and related Prospectus of Aames Investment Corporation referred to above.

We consent to the use of our report dated August 31, 2004 in the Registration Statement and related Prospectus of Aames Investment Corporation referred to above with respect to the consolidated financial statements of Aames Financial Corporation for the year ended June 30, 2004 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

October 22, 2004